Exhibit 5.1

Scott Bernstein
1st Vice President and Associate General Counsel, EagleBank

May 7, 2024
Eagle Bancorp, Inc.
7830 Old Georgetown Road, Third Floor,
Bethesda, Maryland 20814

Ladies and Gentlemen:

I am Vice President and Associate General Counsel of EagleBank, a Maryland commercial bank, which is the principal subsidiary of Eagle Bancorp, Inc. (the “Company”). I am providing this opinion in connection with the filing of the Company’s registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933 (the “Act”). The Registration Statement registers (i) shares of common stock of the Company, with a par value of $0.01 per share (the “Common Stock”); (ii) shares of preferred stock of the Company, with a par value of $0.01 per share (the “Preferred Stock”); (iii) depositary shares representing fractional interests in Preferred Stock (the “Depositary Shares”); (iv) debt securities, including senior debt securities and subordinated debt securities, of the Company (the “Debt Securities”); (v) warrants to purchase Common Stock, Preferred Stock, Depositary Shares or Debt Securities (the “Warrants”); (vi) purchase contracts of the Company with respect to Debt Securities, Preferred Stock, Depositary Shares or Common Stock (the “Purchase Contracts”); and (vii) units of the Company (the “Units” and, together with the Common Stock, the Preferred Stock, the Depositary Shares, the Debt Securities and the Warrants, the “Securities”).

In connection with the filing of the Registration Statement, I have examined such corporate records, certificates and other documents, and such questions of law, as I have considered necessary or appropriate for the purposes of this opinion.

Upon the basis of such examination, I advise you that, in my opinion:

(1)The Company has been duly incorporated and is validly existing under the laws of the State of Maryland.

(2)Common Stock. When the Registration Statement has become effective under the Act, when the terms of the issuance and sale of the Common Stock have been duly established in conformity with the Company’s Articles of Incorporation, as amended, and when the Common Stock have been duly issued and sold as contemplated by the Registration Statement, and if all the foregoing actions are taken pursuant to authority granted in resolutions duly adopted by the Company’s Board of Directors and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having
Corporate Headquarters, 7830 Old Georgetown Road, 3rd Floor, Bethesda, MD 20814

Scott Bernstein
1st Vice President and Associate General Counsel, EagleBank
jurisdiction over the Company, the Common Stock will be validly issued, fully paid and nonassessable. The Common Stock covered by the opinion in this paragraph include any Common Stock that may be issued upon exercise or otherwise pursuant to the terms of any other Securities.

(3)Preferred Stock. When the Registration Statement has become effective under the Act, when the terms of the Preferred Stock and of their issuance and sale have been duly established in conformity with the Company’s Articles of Incorporation, as amended, when appropriate articles supplementary to the Company’s Articles of Incorporation with respect to the Preferred Stock have been duly filed with the Department of Assessments and Taxation of the State of Maryland (the “SDAT”), and when the Preferred Stock have been duly issued and sold as contemplated by the Registration Statement, and if all the foregoing actions are taken pursuant to authority granted in resolutions duly adopted by the Company’s Board of Directors and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Preferred Stock will be validly issued, fully paid and nonassessable. The Preferred Stock covered by the opinion in this paragraph include any Preferred Stock that may be represented by Depositary Shares or may be issued upon exercise or otherwise pursuant to the terms of any other Securities.

(4)Indentures. When the Registration Statement has become effective under the Act, the indentures (each, an “Indenture”) relating to the relevant Debt Securities have been duly authorized, executed and delivered, the terms of a particular Debt Security and of its issuance and sale have been duly established in conformity with the Indenture relating to the Debt Security so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Debt Securities have been duly executed and authenticated in accordance with the related Indenture and issued and sold as contemplated by the Registration Statement, the basic prospectus included therein and the appropriate prospectus supplement or supplements, the Debt Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

The foregoing opinion is limited to laws of the State of Maryland and the Federal laws of the United States, and I am expressing no opinion as to the effect of the laws of any other jurisdiction.

Corporate Headquarters, 7830 Old Georgetown Road, 3rd Floor, Bethesda, MD 20814

Scott Bernstein
1st Vice President and Associate General Counsel, EagleBank
I have relied as to certain factual matters on information obtained from public officials, officers of the Company and other sources believed by me to be responsible, and I have assumed that the governing documents under which the Securities are to be issued will have been duly authorized, executed and delivered by all parties thereto other than the Company and that the signatures on documents examined by me are genuine.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the heading “Validity of the Securities” in the prospectus contained therein. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Scott Bernstein

Scott Bernstein
1st Vice President,
Associate General Counsel
EagleBank
Corporate Headquarters, 7830 Old Georgetown Road, 3rd Floor, Bethesda, MD 20814